CONSULTING AGREEMENT

         This consulting agreement (the "Consulting Agreement") made as of the 9th day of May, 2000, by and between PARRISH BRIAN & CO., INC. with an office at 577 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 ("PBCI") and FIELDPOINT PETROLEUM CORP., 1703 Edelweiss Drive, Cedar Park, Texas 78613 ("FPPC").

         WHEREAS, FPPC is an independent oil & gas company; and

         WHEREAS, FPPC is a publicly traded entity under the rules of the NATIONAL ASSOCIATION OF SECURITIES DEALERS and trades on the OTC ELECTRONIC BULLETIN BOARD; and

         WHEREAS, FPPC requires certain financial and business development services; and

         WHEREAS, PBCI is engaged in the business of providing consulting and business development services and is desirous of performing such services for FPPC; and

         WHEREAS, FPPC and PBCI desire to memorialize their relationship in a written document; and WHEREAS, the execution of this Agreement has been approved by the Board of Directors of FPPC.

         NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS HEREINAFTER STATED, INTENDED TO BE LEGALLY BOUND, THE PARTIES HAVE AGREED AS FOLLOWS:

         1.  APPOINTMENT

         FPPC hereby appoints PBCI as its non-exclusive consultant and business development representative and hereby retains PBCI and PBCI accepts such appointment and agrees to perform the services specified in a competent, professional, and faithful manner upon the terms and conditions hereinafter set forth.

         2.  TERM

         The term of this Agreement shall commence upon PBCI's receipt of shares described in Section 7(a)(I) hereof and continue for five (5) years thereafter, subject to the right of either party hereto to terminate this Agreement for any reason upon thirty (30) days written notice to the other party.

         3.  SERVICES

         (a) PBCI shall assist in establishing and advising FPPC with respect to general business planning, development and implementation of such plans and strategies including the development and expansion of FPPC's present business and new business ventures;

         (b) PBCI shall assist FPPC in analyzing present corporate financial needs and possible future financing and advise FPPC with respect to capital structure;

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         (c) PBCI  shall  seek to  identify  merger,  purchase,  investment  and similar joint ventures and/or business combination candidates and assist FPPC in the analysis, development, and completion of potential mergers, acquisitions, investments and/or joint ventures which FPPC may consider;

         (d) PBCI shall act, generally, as financial public relations advisor, essentially acting as liaison between FPPC and its stockholders, as advisor and liaison with respect to existing and potential market makers, broker-dealers, underwriters and investors and as advisor with respect to the planning, design, development, organization, writing and distribution of communications and information, including but not limited to press releases, shareholder reports, company profiles and other documents;

         (e) PBCI shall assist in establishing and advising FPPC with respect to shareholder meetings, interviews of FPPC's officers by the financial media and interviews of FPPC's officers by analysts, market makers, broker-dealers and other members of the financial community;

         (f) PBCI shall seek to make FPPC, its management, its products and services and its financial situation and prospects known to the oil & gas industry, financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally;

         (g) To the extent requested by FPPC, PBCI shall assist FPPC in securing funding, including through the exercise of warrants, options, and similar rights, issued or to be issued;

         (h) PBCI shall provide general consulting services on such matters as may be requested by the Board of Directors of FPPC.

         4.  PERFORMANCE OF SERVICES

PBCI warrants and agrees:

         (a) That it will render the services and perform its responsibilities under this Agreement in accordance with high professional standards and will make all reasonable efforts to use high levels of expertise; that the personnel assigned to perform services under this Agreement shall have the appropriate skills and expertise to efficiently perform such services; and that in carrying out its responsibilities under this Agreement, PBCI agrees to assure that its actions and performance of services are and shall be conducted in compliance with all applicable laws, rules and regulations, including but not limited to federal and state securities laws; and PBCI shall disclose to any and all parties with whom it deals in accordance with its services on behalf of FPPC any and all of its interest in FPPC, whether direct, indirect, beneficial, contingent or otherwise;

         (b) FPPC shall have no responsibility for the acts and conduct of PBCI hereunder, whether filing of reports, forms or disclosures, and PBCI hereby shall defend, indemnify and hold FPPC (which term for this Section 4(b) includes FPPC's officers, directors, agents, shareholders, attorneys and representatives) harmless for and against any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the performance of services by PBCI hereunder or due to any failure of disclosure by PBCI to third parties as to its interest in FPPC or as to information concerning FPPC or its failure to comply with all applicable federal and state securities laws, exchanges' and commissions' rules and regulations; provided such indemnity shall not apply to the extent any such liability arises from or is substantially attributable to a negligent act or material omission by FPPC;

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         (c)  That  it  shall  not  release  any  financial  or  other  material information or data about FPPC without first providing same to FPPC;

         (d) That it shall not conduct meetings with financial analysts, merger, acquisition, joint venture, investment opportunities or other business combination candidates, and potential and existing customers without informing FPPC in advance of the proposed meeting with the format or agenda of such meeting and with complete copies of all reports and communications to be made available at any such meeting to be provided prior thereto to FPPC;

         (e) That it shall not release any information or data about FPPC to any person selected or limited group of people or other entity, in the event PBCI is or should have been aware that such information is material and has not otherwise been generally released;

         (f) That it shall restrict or cease, as directed by FPPC, all public relations efforts, including all dissemination of information regarding FPPC immediately upon receipt of instructions to that affect from FPPC; and after notice by FPPC of a filing for a proposed public offering of its securities and during any period of restriction on publicity, PBCI shall not engage in any public relations efforts not in the normal course without written approval of securities counsel for FPPC and counsel for underwriters, if any;

         (g) PBCI shall not take any action which would in any way adversely affect the reputation, standing or prospects of FPPC or would cause FPPC to be in violation of applicable law;

         (h) That it shall promptly supply FPPC prior to their use or dissemination with complete copies of all stockholder reports and communications; with all data and information to be supplied to any financial analyst, broker-dealer, market maker, or other member of the financial community and with all brochures or other materials relating to FPPC, its operations, management, product, services, finances, proposals, properties, etc. PBCI shall inform FPPC in advance in writing as to the persons or institutions to whom release of any of the foregoing information or communications are to be made.

         5.  DUTIES OF FPPC

         FPPC shall provide PBCI, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations and shall advise PBCI of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

         FPPC shall promptly supply PBCI with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports and communications; with all data and information supplied to any financial analyst, broker-dealer, market maker or other member of the financial community and with all brochures or other sales materials relating to its products or services. FPPC shall inform PBCI as to the persons or institutions to whom release of any of the foregoing information or communications have been made.

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         6.  REPRESENTATION AND INDEMNIFICATION

         FPPC shall be deemed to have made a continuing representation of the accuracy of any and all material facts, information and data which it supplies to PBCI and acknowledges its awareness that PBCI will rely on such continuing representation in disseminating such information and otherwise performing its consulting functions. However, nothing herein is to be construed as alleviating PBCI's due diligence obligations; and provided further nothing herein is to be construed that information that subsequently changes or is updated was not accurate at the time. Other than its knowledge of changes or updated materials, PBCI, in the absence of notice in writing from FPPC, will rely on the continuing accuracy of material, information and data. FPPC shall defend, indemnify and hold PBCI (which term for this Section 6 includes PBCI's officers, directors, agents, shareholders, attorneys and representatives) harmless for any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the providing to PBCI by FPPC of materially false facts, information or data concerning itself or its operations; provided such indemnity shall not apply to the extent any liability arises from or is substantially attributable to a negligent act or material omission by PBCI.

         7.  COMPENSATION

         a) For the services of PBCI hereunder, FPPC agrees to pay to PBCI up to 510,000 shares of FPPC common stock, including warrants, for services rendered under this Agreement and in lieu of PBCI's normal retainer. Said shares and warrants are to be issued and are deemed earned upon the occurrence of the following events:

                  i) 160,000 shares of restricted FPPC common stock due upon execution of this Agreement, in such denominations and form acceptable to PBCI;
                  ii) Warrants, in the form annexed as Exhibit "A" to this Agreement, expiring May 8, 2005 and entitling PBCI or its designees to purchase 350,000 shares at a purchase price of $1.68 per share. Said warrants are exercisable into a the specified number of common shares as described below, upon FPPC achieving the following milestones:

                           a) 150,000 warrants upon the successful exercise of at least 500,000 of the currently outstanding Class A warrants, held by clients of W.B. McKee Securities;
                           b) 200,000 warrants upon FPPC completing an equity funding of at least a gross amount of $5 million.

         b) In addition to the payments provided in subsection 7(a) hereof, PBCI shall be entitled to additional success fees in connection with any acquisitions, divestitures, financing and other similar transactions not so defined in subsection 7(a) above when consummated by FPPC in which PBCI has been involved for purposes of negotiation or evaluation on behalf of FPPC. Any transaction which is so initiated, notwithstanding consummation date, within two
(2) years of the termination of this Agreement shall be subject to this success fee, which success fee to be negotiated between the parties, and agreed to in writing via an instrument separate from this Agreement.

         c) As further inducement to PBCI to serve FPPC as provided in Section 3 above, FPPC covenants and agrees that, as more fully set forth in Exhibit "A", upon written request of PBCI, FPPC shall cause to be filed a Registration Statement under the Securities Act of 1933, as amended, registering the shares acquired via the warrant exercise. The aforementioned registrations will be at the expense of FPPC.

         8.  EXPENSES

         PBCI is expected to incur reasonable out-of-pocket expenses, including telephone charges, for providing the services for FPPC as provided herein. Reimbursement for such expenses shall be subject to such reasonable budget previously approved by FPPC. Any anticipated significant expenses (significant encompasses any expenses exceeding $500.00) must be submitted to FPPC for prior written approval.

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         For other expenses on behalf of FPPC other than out-of-pocket expenses, such as third party work (lay-outs, mark-ups, printing, art, photograph or graphics), for FPPC annual reports, interim shareholder reports, product brochures, press releases, etc. FPPC shall either pay such third-party vendors or reimburse PBCI if previously approved by FPPC as to the vendor and the work.

         9.  RELATIONSHIP OF PARTIES

         PBCI is responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other except for the issuance of shares to PBCI as set forth in Section 7 hereto. Except as expressly agreed herein neither party shall have the authority to obligate, commit or bind the other in any manner whatsoever, except that should PBCI desire to subcontract services, FPPC shall be notified in writing and approve of such subcontractor relationship before any services are rendered or compensation is assigned to subcontractor.

         10. DISCLOSURE OF INFORMATION

         PBCI acknowledges that, in and as a result of the Agreement, it will be making use of, acquiring and/or adding to confidential or proprietary information and of a special and unique nature and value to FPPC, including, but not limited to, the nature and material terms of business opportunities and proposals available to FPPC, the names and addresses of FPPC customers and suppliers, operating procedures, methods and systems, financial records of FPPC and other information, data and documents now existing or later acquired by PBCI regardless of whether any such information, data or documents qualify as a "trade secret" under applicable federal or state laws (collectively, the "Confidential Information"). As a material inducement to FPPC to enter into this Agreement, and to pay to PBCI the compensation referred to in Section 7 hereof, along with other considerations provided herein, PBCI covenants and agrees that it shall not at any time during the term or following any termination of this Agreement, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of FPPC as reasonably required in connection with its duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to it as a result of this Agreement or its retention hereunder. In accordance with the foregoing, PBCI further agrees that it will at no time retain or remove from the premises of FPPC records of any kind or description whatsoever for any purpose whatsoever unless authorized by FPPC and will return all of the foregoing to FPPC upon FPPC request or upon any termination or expiration of this Agreement. In the event of a breach of threatened breach by PBCI of any of the provisions of this Section 11, FPPC, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by PBCI or its agents, partners, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with PBCI.

         11. TRANSFER OF INTEREST AND DUTIES.

         The parties hereto agree that in the event FPPC is sold or merged with another corporation, then, and in that case, this Agreement may be assigned by FPPC to said merged or acquiring corporation, and PBCI hereby agrees to be bound by this Agreement even though FPPC shall be merged with another.

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         12. APPLICABLE LAW; SEVERABILITY.

         This Agreement shall be governed by and construed pursuant to the laws of the State of New Jersey, where it is made and executed. If any terms or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term of the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

         13. BINDING PROVISIONS AND PERFORMANCE.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors in interest of any kind whatsoever, and all such parties agree to be bound by the provisions contained herein. Except as expressly provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party hereto.

         14. AMENDMENT.

         No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         15. ENTIRE AGREEMENT.

         This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

         16. NOTICES.

         Any notice required or permitted to be given hereunder shall be in writing and shall be mailed by first-class pre-paid mail or otherwise delivered in person or by facsimile with hardcopy to follow by first-class pre-paid mail at the address of such party set forth in the preamble to this Agreement or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party.

         17. WAIVER.

         Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.

         IN WITNESS WHEREOF, the Consulting Agreement has been executed by the Parties as of the date first written above.


Ray Reaves, President               Parrish B. Ketchmark, President
FIELDPOINT PETROLEUM CORP.          PARRISH BRIAN & CO., INC.


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